UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 16, 2024
DZS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5700 Tennyson Parkway, Suite 400
Plano, TX 75024
(Address of Principal Executive Offices, Including Zip Code)
(469) 327-1531
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 16, 2024, the Board of Directors (the “Board”) of DZS Inc. (the “Company”), based on the recommendation of the Corporate Governance and Nominating Committee of the Board, appointed each of Todd Jackson and Paul Choi to the Board, filling vacancies created by (i) an expansion of the size of the Board and (ii) the resignation of Mr. Minwoo Nam on September 15, 2023. Neither Mr. Jackson nor Mr. Choi is expected to serve on a committee of the Board as of the time of this Current Report on Form 8-K.
Mr. Jackson and Mr. Choi have been appointed to the Board pursuant to nomination rights granted under the previously disclosed (i) Loan Agreement (the “Loan Agreement”), dated December 29, 2023, by and between the Company and EdgeCo, LLC, a Wyoming limited liability company (“EdgeCo”), and (ii) Securities Purchase Agreement (the “Securities Purchase Agreement”), dated December 29, 2023, by and between the Company and IV Global Fund No. 4, a Korean limited partnership (“Global Fund”), respectively. The information regarding the Loan Agreement and Securities Purchase Agreement, and the transactions contemplated thereby, set forth in Item 1.01 of the Company’s Form 8-K filed with the Securities and Exchange Commission on January 5, 2024 is incorporated by reference herein.
Mr. Jackson was nominated to the Board by EdgeCo pursuant to the Loan Agreement and was appointed as a Class I director, which class serves until the Company’s annual meeting of stockholders to be held in 2026. Mr. Jackson has worked in private practice as a business, tax and real estate attorney for over 30 years and brings to the Board deep expertise in M&A advisory and transaction experience, including deal-making and structuring. His total closed transaction volume among M&A deals, commercial real estate transactions and private equity raises exceeds $30 billion. Mr. Jackson holds Bachelor of Science degrees in Economics and Business Management from the University of North Carolina – Greensboro, and a JD and MBA from Wake Forest University.
Mr. Choi was nominated to the Board by Global Fund pursuant to the Securities Purchase Agreement and was appointed as a Class III director, which class serves until the Company’s annual meeting of stockholders to be held in 2025. Mr. Choi brings to the Board an extensive and valuable background in M&A and investment banking. He is currently Chief Executive Officer of Invites Ventures and a director at Newlake Alliance Management. Mr. Choi holds a Bachelor of Business Administration degree from Korea University.
Item 7.01 Regulation FD Disclosure.
On February 20, 2024, the Company issued a press release regarding the foregoing director appointments and other matters. A copy of that press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.
The information set forth in this Item 7.01, including the attached exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Press Release issued on February 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2024	DZS Inc.

	By:	/s/ Misty Kawecki
Misty Kawecki
Chief Financial Officer